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                                                    Registration No. ___ - _____

     As filed with the Securities and Exchange Commission on March 5, 1998

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------


                          BRISTOL-MYERS SQUIBB COMPANY
               (Exact name of issuer as specified in its charter)

           Delaware                                      22-0790350
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                                 345 Park Avenue
                            New York, New York 10154
                                 (212) 546-4000
          (Address and telephone number of principal executive offices)

                          BRISTOL-MYERS SQUIBB COMPANY
                            1997 STOCK INCENTIVE PLAN
                          (EFFECTIVE AS OF MAY 6, 1997)

                          BRISTOL-MYERS SQUIBB COMPANY
                             1983 STOCK OPTION PLAN
                            (AS AMENDED AND RESTATED
                       EFFECTIVE AS OF SEPTEMBER 10, 1996)
                              (Full title of Plans)

                              --------------------

                               John L. McGoldrick
     Senior Vice President, Law and Strategic Planning, and General Counsel
                          Bristol-Myers Squibb Company
                                 345 Park Avenue
                            New York, New York 10154
                                 (212) 546-4000
            (Name, address and telephone number of agent for service)

                              --------------------

                                   Copies to:

        Alice Brennan                            Scott Applebaum
Vice President and Secretary        Assistant Counsel, Corporate Human Resources
Bristol-Myers Squibb Company                Bristol-Myers Squibb Company
       345 Park Avenue                         777 Scudders Mill Road
  New York, New York 10154                  Plainsboro, New Jersey 08536
       (212) 546-4000                            (609) 897-2000
                              --------------------

                     CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                          Proposed Maximum      Proposed Maximum
                                       Amount to be       Offering Price Per    Aggregate Offering    Amount
Title of Securities to be Registered   Registered         Share(1)              Price(1)              Registration Fee(1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per
share.............................     20,000,000         $100.21875             $2,437,500,000       $591,290.62
=========================================================================================================================


------------------
(1) Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for Bristol-Myers Squibb Company Common Stock as reported on the New York Stock Exchange on February 26, 1998.



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                                     PART I

               INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents which have heretofore been filed by Bristol-Myers Squibb Company (the "Company") (File No. 001-01136) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997;

                  3. The description of the Company's Common Stock contained in a Registration Statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description; and

                  4. The contents of the Company's Registration Statement on Form S-8 (Registration No. 33-52691) filed with the Commission on March 16, 1994.

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such

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statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  See Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The legality of the Common Stock offered pursuant to this Registration Statement has been passed upon for the Company by John L. McGoldrick, Senior Vice President, Law and Strategic Planning, and General Counsel of the Company, 345 Park Avenue, New York, New York 10154. Mr. McGoldrick is an officer of the Company and owns, and has options to purchase, shares of common stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

        Under the terms of the Company's Bylaws and subject to the applicable provisions of the laws of the State of Delaware, the Company has indemnified each of its directors and officers, and any employee of the Company who, at the Company's request, has served as a director or officer of another corporation in which the Company owns capital or of which it is a creditor, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of the Company, or of serving or having served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.

        Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation of the Company eliminates the liability of directors to the extent permitted by the DGCL.

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        The Company carries directors' and officers' liability insurance that covers certain liabilities and expenses of the Company's directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.


   Exhibit Number                                    Description
   --------------                                    ------------
         4(a)     -    Restated Certificate of Incorporation of Bristol-Myers Squibb Company
                       (filed as Exhibit 4(a) to the Registrant's Registration Statement on Form
                       S-3, Registration No. 33-33682, dated March 7, 1990) as amended through May 6, 1997.*

         4(b)     -    Bylaws of the Registrant, as amended through November 5, 1996 (filed as Exhibit 3(b) to the Registrant's Annual Report on Form 10-K, File
                       No. 001-01136, for the fiscal year ended December 31, 1996)* as amended through January 1, 1998.

         5        -    Opinion of the Registrant's General Counsel as to the legality of securities offered under the Bristol-Myers Squibb Company 1997 Stock
                       Incentive Plan, effective as of May 6, 1997 and the Bristol-Myers Squibb
                       Company 1983 Stock Option Plan, as amended and restated effective as of
                       September 10, 1996.

         23(a)    -    Consent of Independent Accountants, Price Waterhouse LLP.

         23(b)    -    Consent of Counsel (contained in the Opinion of the Registrant's
                       General Counsel, Exhibit 5 hereto).

         99(a)    -    Bristol-Myers Squibb Company 1997 Stock Incentive Plan, effective as of May 6, 1997 and amended through December 2, 1997.

         99(b)    -    Bristol-Myers Squibb Company 1983 Stock Option Plan, as
                       amended and restated effective as of September 10, 1996
                       (filed as Exhibit 10c to the Registrant's Annual Report
                       on Form 10-K, File No. 001-01136, for the fiscal year
                       ended December 31, 1996).*


------------------------------
*  Incorporated by reference

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ITEM 9.  UNDERTAKINGS.

        (1) The undersigned Registrant hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs are contained in periodic reports filed by the Registrant pursuant to
Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement:

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of

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expenses incurred or paid by a director, officer or controlling person of the
Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The financial statements incorporated in the Prospectus constituting part of this Registration Statement by reference to the Annual Report on Form 10-K of Bristol-Myers Squibb Company for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the 3rd day of March, 1998.

                                        BRISTOL-MYERS SQUIBB COMPANY

                                        By:            *
                                            ------------------------------------
                                                (Charles A. Heimbold, Jr.,
                                                   Chairman of the Board,
                                           Chief Executive Officer and Director)

* Signed on behalf of Charles A. Heimbold, Jr. by Charles G. Tharp pursuant to the power of attorney executed by Charles A. Heimbold, Jr. included herewith.

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                             POWER OF ATTORNEY

         Each person whose signature appears below hereby severally constitutes and appoints Charles G. Tharp and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead, in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 3, 1998.


Signature                          Title
---------                          -----

/s/ Charles A. Heimbold, Jr.
------------------------------     Chairman of the Board,
(Charles A. Heimbold, Jr.)         Chief Executive Officer and Director
                                   (Principal Executive Officer)


------------------------------     Executive Vice President and
(Kenneth E. Weg)                   Director

/s/ Michael F. Mee
------------------------------     Senior Vice President and
(Michael F. Mee)                   Chief Financial Officer

/s/ Frederick S. Schiff
------------------------------     Corporate Staff Vice President,
(Frederick S. Schiff)              Financial Operations and Controller
                                   (Principal Accounting Officer)

/s/ Robert E. Allen
------------------------------     Director
(Robert E. Allen)


------------------------------     Director
(Vance D. Coffman)

/s/ Ellen V. Futter
------------------------------     Director
(Ellen V. Futter)

/s/ Louis V. Gerstner, Jr.
------------------------------     Director
(Louis V. Gerstner, Jr.)

/s/ Laurie H. Glimcher, M.D.
------------------------------     Director
(Laurie H. Glimcher, M.D.)

/s/ John D. Macomber
------------------------------     Director
(John D. Macomber)

/s/ James D. Robinson, III
------------------------------     Director
(James D. Robinson III)

/s/ Andrew C. Sigler
------------------------------     Director
(Andrew C. Sigler)

/s/ Louis W. Sullivan, M.D.
------------------------------     Director
(Louis W. Sullivan, M.D.)

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                          Bristol-Myers Squibb Company

                            -------------------------

                                  Exhibit Index

Exhibit                                                               Sequential
Number                             Description                       Page Number
-------                            -----------                       -----------
4(a)        Restated Certificate of Incorporation of
            Bristol-Myers Squibb Company (filed as
            Exhibit 4(a) to the Registrant's Registration
            Statement on Form S-3, Registration No.
            33-33682, dated March 7, 1990), as
            amended through May 6, 1997.*

4(b)        Bylaws of the Registrant, as amended
            through November 5, 1996 (filed as Exhibit
            3(b) to the Registrant's Annual Report on
            Form 10-K, File No. 001-01136, for the
            fiscal year ended December 31, 1996)*
            as amended through January 1, 1998.

5           Opinion of the Registrant's General
            Counsel as to the legality of securities offered under the Bristol-Myers Squibb
            Company 1997 Incentive Stock Plan,
            effective as of May 6, 1997 and the
            Bristol-Myers Squibb 1983 Stock Option
            Plan, as amended and restated effective
            as of September 10, 1996.

23(a)       Consent of Independent Accountants, Price
            Waterhouse LLP.

23(b)       Consent of Counsel (contained in the
            Opinion of the Registrant's General
            Counsel, Exhibit 5 hereto).

99(a)       Bristol-Myers Squibb Company 1997
            Incentive Stock Plan, effective as of May 6,
            1997 and amended through December 2,
            1997.

99(b)       Bristol-Myers Squibb Company 1983 Stock
            Option Plan, as amended and restated effective as of September 10, 1996 (filed as Exhibit 10c to the Registrant's Annual Report on Form 10-K,
            File No. 001-01136, for the fiscal year ended
            December 31, 1996).*

-----------------------------------
*  Incorporated by reference

                                       -2-

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